CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 11, 2002 relating to the financial statements and financial highlights of John Hancock Core Equity Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Independent Auditors" and "Financial Highlights" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
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Boston, Massachusetts
February 22, 2002